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Exhibit 10.2

SECURITIES ESCROW AGREEMENT

        This Securities Escrow Agreement (this "Agreement") is made as of                        , 2008, by and among Third Wave Acquisition Corp., a Delaware corporation (the "Company"), each of the parties set forth on Exhibit A hereto (collectively, the "Private Investors"), and American Stock Transfer & Trust Company, a New York corporation (the "Escrow Agent").

        WHEREAS, the Company has entered into an Underwriting Agreement, dated                        , 2008 (the "Underwriting Agreement"), with Deutsche Bank Securities Inc. ("Deutsche Bank") acting as representative of the several underwriters (collectively, the "Underwriters"), pursuant to which, among other matters, the Underwriters have agreed to purchase 35,000,000 units (the "Units") of the Company's securities in connection with the Company's initial public offering (the "IPO") of units. Each Unit consists of one share of the Company's common stock, par value $0.001 per share ("Common Stock"), and one warrant (a "Warrant") exercisable to purchase one share of Common Stock, all as more fully described in the Company's final Prospectus dated                        , 2008, comprising part of the Company's Registration Statement on Form S-1 (File No. 333-147524) under the Securities Act of 1933, as amended (the "Registration Statement"), declared effective on                        , 2008 (the "Effective Date");

        WHEREAS, the Company and certain of the Private Investors have entered into that certain Founder Unit Subscription Agreement, dated as of November 13, 2007 (the "Founder Unit Subscription Agreement"), and the Company, BSS Third Wave Investors LLC and Arrow Third Wave LLC have entered into that certain Amended and Restated Sponsor Warrants and Co-Investment Units Subscription Agreement, dated as of February 14, 2008 (the "Warrant and Unit Subscription Agreement" and, together with the Founder Unit Subscription Agreement, the "Subscription Agreements");

        WHEREAS, the Private Investors have agreed as a condition of the Underwriters' obligation to purchase the Units pursuant to the Underwriting Agreement to deposit the Co-Investment Units (as defined in the Warrant and Unit Subscription Agreement, the "Escrow Co-Investment Units"), the Sponsor Warrants (as defined in the Warrant and Unit Subscription Agreement, the "Escrow Warrants"), the Aftermarket Shares (as defined in the Warrant and Unit Subscription Agreement, the "Escrow Shares") and the Founder Units (as defined in the Founder Unit Subscription Agreement, the "Escrow Founder Units" and, together with the Escrow Co-Investment Units, the "Escrow Units"; the Escrow Units, the Escrow Shares and the Escrow Warrants being referred to herein as the "Escrow Securities") purchased, and with respect to the Co-Investment Units and the Aftermarket Shares, to be purchased, by the Private Investors pursuant to the Subscription Agreements, which are set forth opposite their respective names in Exhibit A attached hereto, in escrow as hereinafter provided; and

        WHEREAS, the Company and the Private Investors desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

        NOW, THEREFORE, in consideration of the premises and mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

        Section 1.    Appointment of Escrow Agent.    The Company and the Private Investors hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

        Section 2.    Deposit of Escrow Securities.

          2.1    Founder Units.    On or before the Effective Date, each of the Private Investors shall deliver to the Escrow Agent certificates representing such Private Investor's respective Escrow Founder Units as set forth opposite their respective names on Exhibit A hereto, which certificates shall remain in the name of such Private Investor, to be held and disbursed subject to the terms and conditions of this Agreement. Each Private Investor acknowledges that the certificates representing such Private Investor's Escrow Founder Units are legended to reflect the deposit of such Escrow Securities under this Agreement. In the event the Underwriters do not exercise in full the over-allotment option (the "Over-Allotment Option") granted by the Company pursuant to the Underwriting Agreement, dated the date hereof, among the Underwriters and the Company, the number of Escrow Founder Units shall be reduced following any redemption of Founder Units pursuant to Section 3 of the Founder Unit Subscription Agreement.

          2.2    Sponsor Warrants.    Promptly following the consummation of the IPO, each of the Private Investors shall deliver to the Escrow Agent certificates representing such Private Investor's respective Escrow Warrants as set forth opposite their respective names on Exhibit A hereto, which certificates shall remain in the name of such Private Investor, to be held and disbursed subject to the terms and conditions of this Agreement. Each Private Investor acknowledges that the certificates representing such Private Investor's Escrow Warrants are legended to reflect the deposit of such Escrow Securities under this Agreement.

          2.3    Aftermarket Shares.    Promptly following any purchase of Aftermarket Shares, each of the Private Investors purchasing Aftermarket Shares shall deliver to the Escrow Agent certificates representing such Private Investor's respective Escrow Shares, if any, purchased pursuant to limit order agreements with Deutsche Bank, which certificates shall remain in the name of such Private Investor, to be held and disbursed subject to the terms and conditions of this Agreement.

          2.4    Co-Investment Units.    Promptly following the consummation of a Business Combination (as such term is defined in the Registration Statement), each of the Private Investors purchasing Co-Investment Units shall deliver to the Escrow Agent certificates representing such Private Investor's respective Escrow Co-Investment Units, if any, purchased pursuant to the Warrant and Unit Subscription Agreement, which certificates shall remain in the name of such Private Investor, to be held and disbursed subject to the terms and conditions of this Agreement. Each Private Investor acknowledges that the certificates representing such Private Investor's Escrow Co-Investment Units are legended to reflect the deposit of such Escrow Securities under this Agreement.

        Section 3.    Disbursement of the Escrow Securities.    The Escrow Agent shall hold the Escrow Warrants until the date of consummation of a Business Combination by the Company (the "Warrants Escrow Period") and the Escrow Agent shall hold the Escrow Units and the Escrow Shares until the date that is 180 days after the date of the consummation of a Business Combination by the Company (the "Units Escrow Period" and, together with the Warrants Escrow Period, the "Escrow Period"), on which respective dates the Escrow Agent shall, upon written instructions from the Company or counsel to the Company, disburse each of the Private Investor's proper Escrow Securities to such Private Investor; provided, however, that in the event the Underwriters do not exercise in full the Over-Allotment Option, the Escrow Agent shall, upon receipt of a certificate, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, in a form reasonably acceptable to the Escrow Agent, certifying as to the redemption of the Founder Units as described in Section 2.1 hereof, release to the Company the number of Founder Units to be redeemed pursuant to Section 3 of the Founder Unit Subscription Agreement; provided, further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof, that the Company is being liquidated at any time during the Warrants Escrow Period or the Units Escrow Period, as applicable, then the Escrow

Agent shall promptly destroy the certificates representing the Escrow Securities; provided further, however, that if, after the Company consummates a Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the Escrow Units and the Escrow Shares to the Private Investors upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

        Section 4.    Rights of Private Investors in Escrow Securities.

          4.1    Voting Rights as a Stockholder.    Subject to the terms of the Insider Letter described in Section 4.4 hereof, and except as herein provided, the Private Investors shall retain all of their rights as stockholders of the Company during the Escrow Period to vote their Escrow Securities.

          4.2    Dividends and Other Distributions in Respect of the Escrow Securities.    During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Private Investors, but all dividends payable in stock or other non-cash property (the "Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term "Escrow Securities" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

          4.3    Restrictions on Transfer.    During the Warrants Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Warrants and during the Units Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Units or Escrow Shares, except, in each case, (a) with respect to a Private Investor that is a legal entity, to any legal entity controlling, controlled by or under common control with, such Private Investor, and (b) with respect to a Private Investor who is an individual, (i) to a member of Private Investor's immediate family or to a trust, the beneficiary of which is the Private Investor or a person related to a Private Investor by blood, marriage or adoption, (ii) by virtue of the laws of descent and distribution upon death of any Private Investor, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permitted transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of (x) this Agreement and (y) the Insider Letter signed by the Private Investor transferring the Escrow Securities or an Insider Letter signed by such transferee containing terms and conditions no less favorable to the Company than the Insider Letter signed by the Private Investor transferring the Escrow Securities. During the Warrants Escrow Period, no Private Investor shall pledge or grant a security interest in, or any option or other right to acquire, his, her or its Escrow Warrants or grant a security interest in his, her or its rights under this Agreement. During the Units Escrow Period, except pursuant to the Option Agreement, no Private Investor shall pledge or grant a security interest in, or any option or other right to acquire, his, her or its Escrow Units or Escrow Shares or grant a security interest in his, her or its rights under this Agreement.

          4.4    Insider Letters.    Each of the Private Investors has executed a letter agreement with Deutsche Bank and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (each, an "Insider Letter"), respecting the rights and obligations of such Private Investor in certain events, including, but not limited to, the liquidation of the Company.

        Section 5.    Concerning the Escrow Agent.

          5.1    Good Faith Reliance.    The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

          5.2    Indemnification.    The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

          5.3    Compensation.    The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all legal counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

          5.4    Further Assurances.    From time to time on and after the date hereof, the Company and the Private Investors shall deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          5.5    Resignation.    The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Escrow Securities with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Private Investors in accordance with Section 6.7 hereof

          5.6    Discharge of Escrow Agent.    The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Private Investors, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

          5.7    Liability.    Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

          5.8    Waiver.    The Escrow Agent hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

        Section 6.    Miscellaneous.

          6.1    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

          6.2    Waiver of Trial by Jury.    Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.

          6.3    Third Party Beneficiaries.    Each of the Private Investors hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Deutsche Bank.

          6.4    Entire Agreement.    This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged and Deutsche Bank; provided, however, that if, following the date hereof, the Company redeems a portion of the Founder Units as described in Section 2.1 hereof, the Escrow Agent and the Company shall update Exhibit A hereto to reflect the number of Founder Units so redeemed, and such update shall not require the consent of any other party hereto.

          6.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

          6.6    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow

  Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, obligations, immunities and privileges of the Escrow Agent, without the execution or filing of any instrument or paper or the performance of any further act.

          6.7    Notices.    Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

    If to the Company, to:

      Third Wave Acquisition Corp.
      591 West Putnam Avenue
      Greenwich, Connecticut 06830
      Attn: Chief Executive Officer
      Fax: (203) 422-7700

    If to a Private Investor, to his or her address set forth in Exhibit A.

    And if to the Escrow Agent, to:

      American Stock Transfer & Trust Company
      59 Maiden Lane
      New York, New York 10038
      Attn: George Karfunkel
      Fax: (718) 331-1852

    A copy of any notice sent hereunder shall be sent to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      300 South Grand Avenue, Suite 3400
      Los Angeles, CA 90071
      Attn: Gregg A. Noel, Esq.
      Fax: (213) 687-5600

      Deutsche Bank Securities Inc.
      60 Wall Street
      New York, NY 10005
      Attn: Syndicate Manager
      Fax: (212) 797-9344

      Debevoise & Plimpton LLP
      919 Third Avenue
      New York, NY 10022
      Attn: Peter J. Loughran
      Fax: (212) 909-6836

          The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

          6.8    Liquidation of Company.    The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Registration Statement.

          6.9    Counterparts.    This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original and together shall constitute but one instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Securities Escrow Agreement as of the date first written above.

THIRD WAVE ACQUISITION CORP.
By:
Name: Barry S. Sternlicht
Title: Chief Executive Officer
AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:
PRIVATE INVESTORS:
BSS THIRD WAVE INVESTORS LLC
By:
Name:
Title:
ARROW THIRD WAVE LLC
By:
Name:
Title:
ARROW CAPITAL MANAGEMENT, LLC
By:
Name:
Title:
David Chu
Harald Ludwig
Hamilton South
Strauss Zelnick

EXHIBIT A

ESCROW SECURITIES DEPOSITED
BY EACH PRIVATE INVESTOR

Name and Address of Private Investor	Date of Insider Letter	Number of Founder Units		Number of Aftermarket Shares and/or Co-Investment Units		Number of Sponsor Warrants
BSS Third Wave Investors LLC 591 West Putnam Avenue Greenwich, Connecticut 06830		7,395,939	(1)		(2)	5,850,000
Arrow Third Wave LLC 499 Park Avenue New York, New York 10022		2,465,313	(1)		(2)	1,950,000
David Chu		50,312	(1)	—		—
Harald Ludwig		50,312	(1)	—		—
Hamilton South		50,312	(1)	—		—
Strauss Zelnick		50,312	(1)	—		—
Arrow Capital Management, LLC		—			(2)	—

(1)
In accordance with Sections 2.1 and 3 of this Agreement, the number of Founder Units to be deposited into escrow are subject to reduction in the event the Underwriters do not exercise the Over-Allotment Option in full.

(2)
Pursuant to limit order agreements with Deutsche Bank, BSS Third Wave Investors LLC agreed to purchase up to $26,250,000 of Aftermarket Shares and Arrow Capital Management, LLC agreed to purchase up to $8,750,000 of Aftermarket Shares. Any Aftermarket Shares purchased pursuant to such limit order agreements will be deposited into escrow by such Private Investors. Pursuant to the Warrant and Unit Subscription Agreement, any portion of such $35,000,000 not used to purchase Aftermarket Shares will be used to purchase up to 2,625,000 and 875,000 Co-Investment Units by BSS Third Wave Investors LLC and Arrow Third Wave LLC, respectively. Any Co-Investment Units purchased pursuant to the Warrant and Unit Subscription Agreement will be deposited into escrow by such Private Investors.

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  Exhibit 10.2
SECURITIES ESCROW AGREEMENT
EXHIBIT A ESCROW SECURITIES DEPOSITED BY EACH PRIVATE INVESTOR